Exhibit 4.6 DESCRIPTION OF COMMON STOCK General Southwest Airlines Co. (the “Company,” “we,” or “our”) is incorporated in the State of Texas. The rights of our shareholders are generally covered by Texas law and our certificate of formation and bylaws (each as amended and restated and in effect on the date hereof). The terms of our common stock are therefore subject to Texas law, including the Texas Business Organizations Code (the “TBOC”), and the common and constitutional law of Texas. This exhibit describes the general terms of our common stock. This is a summary and does not purport to be complete. Our certificate of formation and bylaws as they exist on the date of this Annual Report on Form 10-K are incorporated by reference or filed as an exhibit to the Annual Report on Form 10-K of which this exhibit is a part, and amendments or restatements of each will be filed with the Securities and Exchange Commission (the “SEC”) in future periodic or current reports in accordance with the rules of the SEC. You are encouraged to read these documents. For more detailed information about the rights of our common stock, you should refer to our certificate of formation and bylaws and the applicable provisions of Texas law, including the TBOC, for additional information. Authorized Capital Stock We are authorized to issue 2,000,000,000 shares of common stock, $1.00 par value. We are not authorized to issue shares of preferred stock. Voting Rights Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote at a meeting of shareholders. No shareholder has the right of cumulative voting. With respect to any matter other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by Texas law or our certificate of formation, the act of the shareholders shall be the affirmative vote of the holders of a majority of the shares entitled to vote on, and voted for or against, the matter at a meeting of shareholders at which a quorum is present; provided that, for purposes thereof, all abstentions and broker nonvotes shall not be counted as voted either for or against such matter. Directors shall be elected by a majority of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present; provided that, if the number of nominees exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes cast. For purposes thereof, (i) a majority of the votes cast means that the number of votes cast for a director must exceed the number of votes cast against that director, and (ii) abstentions and broker nonvotes shall not be counted as votes cast either for or against any nominee for director. Directors may be removed with or without cause, by vote of the holders of a majority of the shares then entitled to vote for the election of directors. Dividend Rights

Holders of our common stock are entitled to dividends when, as, and if declared by our board of directors out of funds legally available therefor. Liquidation Rights In the event of our liquidation, the holders of our common stock will be entitled to share ratably in any assets remaining after payment of all debts and other liabilities. Certain Business Combination Restrictions Section 21.606 of the TBOC restricts certain business combinations between us and an affiliated shareholder (beneficial ownership of 20% or more of the voting power of our stock entitled to vote for directors) for three years after the shareholder becomes an affiliated shareholder. The restrictions do not apply if the board of directors approved the transaction that caused the shareholder to become an affiliated shareholder or if the business combination is approved by the affirmative vote of two-thirds of our voting stock that is not beneficially owned by the affiliated shareholder at a meeting of shareholders called for that purpose within six months of the affiliated shareholder’s acquiring the shares. Although we may elect to exclude ourselves from the restrictions imposed by Section 21.606, our certificate of formation does not do so. Certain Provisions of Our Certificate of Formation and Bylaws Advance Notice for Shareholder Proposals and Director Nominations Our bylaws establish advance notice procedures with regard to shareholder proposals to be included in the Company’s proxy statements, shareholder nominations of directors to be included in the Company’s proxy statements, shareholder nominations of directors and other proposals of business to be presented at an annual meeting of shareholders but not included in the Company’s proxy statements, and shareholder proxy solicitations for shareholder director nominees. Generally, the advance notice provisions require that shareholder proposals to be included in the Company’s proxy statement be provided to us not less than 120 days before the release date of the Company’s proxy statement in connection with the last annual meeting, director nominations be provided to us between 120 and 150 days before the anniversary of our last annual meeting, and shareholder proposals to be presented at the annual meeting but not included in the Company’s proxy statement be provided to us between 60 and 90 days before the anniversary of our last annual meeting in order to be properly brought before a shareholder meeting. The notice must set forth specific information regarding that shareholder and that business or director nominee, as described in our bylaws. This requirement is in addition to those set forth in the rules and regulations adopted by the SEC under the Securities Exchange Act of 1934. Proxy Access Our bylaws permit a shareholder, or a group of up to 20 shareholders (with funds having specified relationships constituting a single shareholder), owning three percent or more of our outstanding common stock continuously for at least three years, to nominate and include in our proxy materials director candidates constituting up to 20 percent of our board of directors (rounded down to the nearest whole number) or two directors, whichever is greater, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in our bylaws.

Special Meetings of Shareholders Our bylaws provide that special meetings of shareholders may be called by the chair of the board of directors, the president, or the chief executive officer and shall be called by the secretary upon written request, stating the purpose or purposes therefor, by (i) a majority of the whole board of directors or (ii) one or more shareholders of record that, at the time a request is delivered, collectively own at least 10% (or such greater percentage not exceeding a majority as may be specified in our certificate of formation from time to time) of all of the shares entitled to vote at the proposed special meeting. The request for a special meeting must set forth specific information regarding the business to be conducted at the special meeting, as described in our bylaws. No Shareholder Action by Written Consent Our bylaws provide that shareholders may not act by written consent in lieu of a meeting. Exclusive Forum for Adjudication of Disputes Our bylaws provide that unless we consent in writing to the selection of an alternative forum, the United States District Court for the Northern District of Texas or, if such court lacks jurisdiction, the Texas Business Court located in Dallas County, Texas, shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s shareholders; (iii) any action asserting a claim against the Company or any director, officer, or other employee of the Company pursuant to any provision of our certificate of formation or our bylaws or the TBOC; and (iv) any other action asserting a claim against the Company or any director, officer, or other employee of the Company constituting an “internal entity claim” under the TBOC. Our bylaws provide that each shareholder irrevocably and unconditionally waives any right it may have to a trial by jury in any legal action, proceeding, cause of action or counterclaim concerning any internal entity claim and, to the fullest extent permitted by applicable law, in any other claim, action or proceeding against the Company or any director, officer, or other employee of the Company. Our bylaws further provide that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the sole and exclusive forum for the resolution of complaints asserting a cause of action under the Securities Act of 1933. Derivative Proceedings Our bylaws provide that no shareholder may institute or maintain a derivative proceeding unless that shareholder is a Shareholder (as defined in Section 21.551(2) of the TBOC) that beneficially owns at least three (3) percent of the outstanding shares of the Company. Potential Anti-Takeover Effect Some provisions of our certificate of formation and bylaws could make the acquisition of control of our Company and/or the removal of our existing management more difficult, including those that provide as follows:

• cumulative voting in the election of our board of directors, which would otherwise allow less than a majority of shareholders to elect director candidates, is prohibited under our certificate of formation; • our board of directors fixes the size of the board of directors, may create new directorships, and may appoint new directors to serve in such newly created positions until the next election of one or more directors by our shareholders; • our board of directors may amend or repeal our bylaws, or adopt new bylaws, unless (a) such power is reserved exclusively to our shareholders in whole or part by our certificate of formation or the laws of Texas or (b) our shareholders in amending, repealing, or adopting a particular bylaw have expressly provided that our board of directors may not amend or repeal that bylaw; • all shareholder actions must be taken at a regular or special meeting of our shareholders and cannot be taken by written consent without a meeting; • we have advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors; • our directors may be removed with or without cause, by vote of the holders of a majority of the shares then entitled to vote for the election of directors; and • unless we consent in writing to the selection of an alternative forum, (a) the United States District Court for the Northern District of Texas or, if such court lacks jurisdiction, the state district court of Dallas County, Texas, shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for certain types of actions or proceedings and (b) the federal district courts shall be the sole and exclusive forum for causes of action under the Securities Act. These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of the Company to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us and that these benefits outweigh the disadvantages of discouraging the proposals. Negotiating with the proponent could result in an improvement of the terms of the proposal. Other Our common stock has no preemptive or conversion rights and is not entitled to the benefits of any redemption or sinking fund provision. The outstanding shares of our common stock are fully paid and non-assessable. Stock Exchange Listing Our common stock is traded on the New York Stock Exchange under the symbol “LUV.”

Transfer Agent and Registrar The transfer agent and registrar for our common stock is EQ Shareowner Services at 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120-4100.